EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Urban One, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)

the accompanying Annual Report on Form 10-K/A of the Company for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 11, 2022

By:	/s/ Peter D. Thompson

Name: Peter D. Thompson

Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Urban One, Inc. and will be retained by Urban One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.